First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




                              March 31, 2008



First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 1659

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
148469 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President